UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2013

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SENSATA TECHNOLOGIES HOLDING N.V.
(Exact name of Registrant as specified in its charter)

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The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Kolthofsingel 8, 7602 EM Almelo
The Netherlands
(Address of Principal executive offices, including Zip Code)
31-546-879-555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 10, 2013, Sensata Technologies Holding N.V. (“STHNV”) and Sensata Investment Company S.C.A. (“Sensata Investment Co.”) mutually agreed to terminate the Administrative Services Agreement entered into in March 2009 ("the Administrative Services Agreement”).  Under the Administrative Services Agreement, Sensata Investment Co. provided certain services to STHNV, and STHNV paid Sensata Investment Co. quarterly for its services, at rates equal to the actual cost incurred by Sensata Investment Co., with such rates reviewed from time to time by STHNV and Sensata Investment Co. During fiscal years 2010, 2011 and 2012, STHNV paid $0.3 million, $0.1 million, and $0.4 million, respectively, pursuant to this agreement. During the three months ended March 31, 2013, STHNV did not pay any amount pursuant to this agreement.

The Administrative Services Agreement, filed as Exhibit 10.52 to STHNV's Form S-1/A dated January 22, 2010, is incorporated by reference herein.

The agreement to terminate the Administrative Services Agreement, dated May 10, 2013, is attached herein as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Agreement between STHNV and Sensata Investment Co., dated May 10, 2013, to terminate the Administrative Services Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ Jeffrey Cote
Date: May 10, 2013	Name: Jeffrey Cote
Title: Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between STHNV and Sensata Investment Co., dated May 10, 2013, to terminate the Administrative Services Agreement

5